                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   PRECISION CASTPARTS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           PRECISION CASTPARTS CORP.
                           4650 SW MACADAM, SUITE 440
                             PORTLAND, OREGON 97201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 4, 1999

                            ------------------------

    You are invited to attend the Annual Meeting of Shareholders of Precision Castparts Corp. The meeting will be held on Wednesday, August 4, 1999, at 9:00 a.m. Pacific Time, in the Fifth Avenue Suites Hotel, 506 SW Washington Street, Portland, Oregon. The Company will conduct the following business:

    1. Electing three directors to serve for three year terms and one director to serve a two year term;

    2. Amending the 1994 Stock Incentive Plan to increase the number of shares reserved for issuance under the plan by 1,000,000 shares;

    3. Ratifying the appointment of PricewaterhouseCoopers LLP as the Company's auditors for fiscal year 2000; and

    4. Conducting any other business that is properly raised before the meeting.

    Only shareholders of record at the close of business on June 4, 1999, will be able to vote at the meeting.

    Your vote is important. Please sign, date and return your proxy card to us in the return envelope as soon as possible. IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD SO WE CAN PREPARE AN ACCURATE ADMISSION LIST. If you attend the meeting and prefer to vote in person, you will be able to do so.

                                          By Order of the Board of Directors,

                                          Ruth A. Beyer
                                          SECRETARY

Portland, Oregon
June 28, 1999

                           PRECISION CASTPARTS CORP.
                           4650 SW MACADAM, SUITE 440
                             PORTLAND, OREGON 97201

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

    The Board of Directors of Precision Castparts Corp. (the "Company") solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 1999 Annual Meeting of Shareholders, which will be held on Wednesday, August 4, 1999, at 9:00 a.m. Pacific Time, in the Fifth Avenue Suites Hotel, 506 SW Washington Street, Portland, Oregon. The proxy may also be used at any adjournment of the meeting. We are sending this statement and the enclosed proxy form to you on or about June 28, 1999.

    If you have properly completed your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy. If you do not provide any instructions, we will vote your shares: (a) for the nominees listed on page 2; (b) for the approval of the proposal described on page 11; (c) for the approval of the proposal described on page 16; and (d) in accordance with the recommendations of the Company's management on other business that properly comes before the meeting or matters incident to the conduct of the meeting. If you sign, date and return the enclosed proxy but attend the meeting and choose to vote personally, our ability to exercise the proxy will be suspended. You may revoke the proxy by notifying Ruth Beyer, the secretary of the Company in writing at the address listed above prior to our exercise of the proxy at the Annual Meeting or any adjourned meeting.

                       PROPOSAL 1:  ELECTION OF DIRECTORS
                     WE RECOMMEND A VOTE "FOR" ALL NOMINEES

    The Board of Directors currently consists of seven directors. The Board of Directors will increase in size to eight directors this year. As required by the Company's Bylaws, the Board of Directors is divided into three classes. The term of office for one of the classes expires each year. This year, the terms of Mr. DuCray, Mr. Graber and Mr. Marvin expire. Mr. Marvin has decided not to stand for reelection. Mr. DuCray and Mr. Graber are both nominees for reelection. In addition, Mr. Pond and Mr. Travis are nominated to serve on the Board of Directors as new members. If elected, the terms of Mr. DuCray, Mr. Graber and Mr. Pond will expire in 2002. Pursuant to the requirement in the Company's Bylaws that the directors be apportioned among the three classes as nearly equally as possible, Mr. Travis's term will expire after two years in 2001. If any of them becomes unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

    The following table provides the name, age, principal occupation and other directorships of each nominee and continuing director, the year in which he became a director of the Company and the year in which his term expires. Except as otherwise noted, each has held his principal occupation for at least five years.

                                                                                                  DIRECTOR      TERM
                    NAME, AGE, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                        SINCE       EXPIRES
-----------------------------------------------------------------------------------------------  ----------  -----------

                                           NOMINEES

Dean T. DuCray -- 58                                                                                   1996        1999
  Retired; until April 1998, Vice President and Chief Financial Officer of York International
  Corporation, a manufacturer of heating, air conditioning, ventilation and refrigeration equipment. Mr. DuCray is also a director of Airxcel, Inc.

Don R. Graber -- 55                                                                                    1995        1999
  Chairman, President and Chief Executive Officer of Huffy Corporation, a manufacturer of outdoor leisure equipment and provider of retail services, since December 1997; from 1996 to
  1997, President and Chief Operating Officer of Huffy Corporation; previously President of
  Worldwide Household Products Group, The Black & Decker Corporation. Mr. Graber is also a director of Huffy Corporation.

Byron O. Pond, Jr. -- 62                                                                                 --          --
  Retired; until May 1998, Chief Executive Officer of Arvin Industries, Inc., a manufacturer and supplier of automotive parts. Mr. Pond also serves as the Chairman Emeritus of Arvin
  Industries, Inc. and as a director of Cooper Tire and Rubber Company and Intermet
  Corporation.

J. Frank Travis -- 63                                                                                    --          --
  Managing General Partner of Sivart Holdings, a limited partnership engaged in investment and investment management; from 1996-1999, Chief Operating Officer of Ingersoll-Rand, a diversified manufacturing company; from December 1993-1996, Executive Vice-President of
  Ingersoll-Rand; previously Vice-President of Ingersoll Rand and President and Chief Executive
  Officer of the Torrington Company, an Ingersoll-Rand subsidiary.

                                DIRECTORS WHOSE TERMS CONTINUE

William C. McCormick -- 65                                                                             1986        2000
  Chairman and Chief Executive Officer of the Company. Mr. McCormick is also a director of
  Merix Corporation.

Vernon E. Oechsle -- 56                                                                                1996        2000
  Chairman and Chief Executive Officer of Quanex Corporation, a manufacturer of steel bars, aluminum shapes and steel tubes and pipes; previously Executive Vice President and Chief
  Operating Officer of the automotive sector of AlliedSignal, Inc. Mr. Oechsle is also a director of Quanex Corporation and Walbro Corp.

Peter R. Bridenbaugh -- 58                                                                             1995        2001
  Sole proprietor of P. Bridenbaugh, Inc., a provider of consulting services; until retiring in
  January 1998, Executive Vice President -- Automotive, Aluminum Co. of America, an integrated producer of aluminum and other products for the packaging, aerospace, automotive, building and construction, and commercial and industrial markets; from 1993 to 1996, Executive Vice
  President and Chief Technical Officer, Aluminum Co. of America.

Steven G. Rothmeier -- 52                                                                              1994        2001
  Chairman and Chief Executive Officer of Great Northern Capital, a private investment and merchant banking firm, since March 1993. Mr. Rothmeier is also a director of Honeywell, Inc.,
  E.W. Blanch Holdings, Inc., Department 56, Inc., Waste Management, Inc. and Great Northern
  Asset Management.

VOTE REQUIRED

    If a quorum of shareholders is present at the meeting, the four nominees for director who receive the greatest number of votes cast at the meeting will be elected directors. We will treat abstentions and broker nonvotes as present but not voting.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's Common Stock as of May 1, 1999, by the Chief Executive Officer, by each of the other four most highly compensated executive officers, by the directors and nominees, and by the directors and executive officers of the Company as a group:

                                                               NUMBER OF SHARES     PERCENT OF
                                                                 BENEFICIALLY       OUTSTANDING
NAME                                                                 OWNED            SHARES
-------------------------------------------------------------  -----------------  ---------------
Peter R. Bridenbaugh.........................................          3,000(1)              *
Gregory M. Delaney...........................................          2,500(2)              *
Mark Donegan.................................................         52,948(3)              *
Dean T. DuCray...............................................          2,650(4)              *
Don R. Graber................................................          9,000(5)              *
William D. Larsson...........................................         21,561(6)              *
Roy M. Marvin................................................          5,445(7)              *
William C. McCormick.........................................         97,916(8)              *
Vernon E. Oechsle............................................          1,250(9)              *
Byron O. Pond, Jr............................................              0                 *
Steven G. Rothmeier..........................................          5,500(10)             *
J. Frank Travis..............................................              0                 *
Peter G. Waite...............................................         44,187(11)             *
All directors and executive officers as a group (11
  persons)...................................................        223,253(12)             *

------------------------

 *  Less than 1 percent of the Company's outstanding shares of Common Stock.

( 1) Includes 1,500 shares subject to options that are exercisable or become exercisable by Mr. Bridenbaugh within 60 days after May 1, 1999.

( 2) Includes 2,500 shares subject to options that are exercisable or become exercisable by Mr. Delaney within 60 days after May 1, 1999.

( 3) Includes 9,298 shares subject to options that are exercisable or become exercisable by Mr. Donegan within 60 days after May 1, 1999.

( 4) Includes 400 shares held in trust for children of Mr. DuCray. Includes 750 shares subject to options that are exercisable or become exercisable by Mr. DuCray within 60 days after May 1, 1999.

( 5) Includes 1,500 shares subject to options that are exercisable or become exercisable by Mr. Graber within 60 days after May 1, 1999, and 500 shares held by Mrs. Graber.

( 6) Includes 18,302 shares subject to options that are exercisable or become exercisable by Mr. Larsson within 60 days after May 1, 1999.

( 7)  All shares held jointly with Mrs. Marvin.

( 8) Includes 46,236 shares subject to options that are exercisable or become exercisable by Mr. McCormick within 60 days after May 1, 1999.

( 9) Includes 250 shares subject to options that are exercisable or become exercisable by Mr. Oechsle within 60 days after May 1, 1999.

(10) Includes 3,000 shares subject to options that are exercisable or become exercisable by Mr. Rothmeier within 60 days after May 1, 1999.

(11) Includes 3,750 shares owned by children of Mr. Waite, and 11,000 shares owned by Mrs. Waite. Includes 28,223 shares subject to options that are exercisable or become exercisable by Mr. Waite within 60 days after May 1, 1999.

(12) Includes 126,575 shares subject to options that are exercisable or become exercisable within 60 days after May 1, 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. Pursuant to authority delegated by the Board, the Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other corporate executive officers of the Company. The proposed compensation of the Chief Executive Officer is then submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in the board action. The Committee also is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

    The Company's compensation policies for corporate executive officers (including the named executive officers) are designed to compensate the Company's executives fairly and to provide incentives for the executives to manage the Company's businesses effectively for the benefit of its shareholders. In fiscal 1999, the Company did not engage the services of an independent compensation consultant as it had done in fiscal 1998. Because the Company's relative size, complexity, organizational structure and other business characteristics are consistent with its status in fiscal 1998, the Committee reviewed the report and recommendations of the independent consultant retained in fiscal 1998 and adjusted for cost of living changes in the intervening year and other objective data gathered by the Company.

    The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the general policy of the Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants in order that the total compensation (base salary, cash bonus and stock options) of the Company's executive officers is at or progresses toward the 75th percentile of the comparator group of companies.

    EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

    SALARY. The Committee and the Board of Directors established base salaries for the Company's executive officers in fiscal 1999 after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information from the comparator group of companies identified in the consultant's report described above.

    After considering the information on individual performance and the comparative information provided by the compensation consultant, the Committee and the Board of Directors made specific adjustments to the fiscal 1999 compensation levels of the executive officers as determined to be appropriate in the circumstances and in furtherance of the Company's compensation policies.

    CASH BONUSES. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives and other employees to achieve predetermined Division and Company performance objectives. For fiscal 1999, the Company's executive incentive bonuses were determined pursuant to the Company's Executive Performance Compensation Plan, which was approved by Shareholders at the 1997 Annual Meeting. Under this plan, the Compensation Committee annually selects a threshold parameter for the participating officers, consisting of one or more performance criteria for the Company. If the threshold parameter is not achieved, no performance compensation award is paid for that year. The threshold parameter was met for fiscal 1999.

    If the threshold parameter is met, the exact amount of the cash bonus payable to the executive officer is determined at the discretion of the Compensation Committee with reference to pre-established performance criteria. In fiscal 1999, the Compensation Committee adopted the performance criteria set forth in four separate cash bonus plans which are applicable to the named executive officers of the Company: the Corporate Bonus Program (applicable to Messrs. McCormick, Riedel and Larsson), the PCC Structurals Executive Bonus Program (applicable to Mr. Donegan), the PCC Airfoils Executive Bonus Program (applicable to Mr. Waite) and the PCC Specialty Products Executive Bonus Program (applicable to Mr. Delaney). In approving final bonuses for executive officers for fiscal 1999, the Compensation Committee considered the degree to which each executive officer, except for Mr. Delaney, had achieved the performance criteria applicable to him and exercised its discretion in a manner that resulted in each executive officer's bonus award equaling the amount determined under the applicable plan that correlated to the achieved level of performance. Mr. Delaney was guaranteed his target bonus under the terms of his employment agreement.

    STOCK OPTIONS. Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's stock incentive plans, the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of nonstatutory options to acquire the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant (the closing sale price on the New York Stock Exchange on the grant date). The number of shares granted to executive officers was consistent with the Committee's general policy to consider individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. The options vest in 25 percent increments over the four-year period following grant. All nonstatutory stock options granted to date become fully exercisable upon a change in control of the Company.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee determined the Chief Executive Officer's compensation for fiscal 1999, with the final approval of the Board of Directors. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for companies of comparable size and industry identified in the consultant's fiscal 1998 comparator group of companies, adjusted as described above, and upon a review of the Chief Executive Officer's performance. In keeping with the compensation policies described above, which emphasize both short-term and long-term performance rewards rather than base salary only, the Chief Executive Officer's cash compensation (base salary and annual cash bonus), was set below the 75th percentile of cash compensation paid to the Chief Executive Officer by the comparator group of companies. The Chief Executive Officer's bonus for fiscal 1999 was determined under the Executive Performance Compensation Plan procedures described under CASH BONUSES, above, based upon the level of achievement of pre-established performance objectives for fiscal 1999 and the exercise of the Committee's discretionary powers. The annual stock option grant to Mr. McCormick in fiscal 1999 was consistent with the Committee's general policy, which considers individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. Additional information regarding the option grant is set forth below under "Option Grants in Last Fiscal Year."

                                          Steven G. Rothmeier, Chairman
                                          Don R. Graber
                                          Vernon E. Oechsle

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation paid to the Chief Executive Officer, the other four most highly compensated executive officers and a departed executive officer of the Company for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years.

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                               ANNUAL COMPENSATION(1)             AWARDS
                                                       --------------------------------------  -------------
                                                                                OTHER ANNUAL     NUMBER OF      ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR       SALARY     BONUS(2)   COMPENSATION(3)  OPTIONS(4)    COMPENSATION(5)
------------------------------------------  ---------  ----------  ----------  --------------  -------------  --------------
William C. McCormick .....................       1999  $  668,750  $  580,000    $  152,740        117,359      $    3,240
  Chairman and Chief Executive Officer           1998     567,500     787,800        19,254         29,568           3,954
                                                 1997     491,265     573,306           815         30,243           7,345

Peter G. Waite ...........................       1999     340,750     589,158        26,786          7,969           3,513
  Executive Vice President and                   1998     324,000     609,444        16,716         12,000           3,090
  President -- PCC Airfoils, Inc.                1997     308,750     563,161         6,425         10,000           3,157

Mark Donegan .............................       1999     307,500     442,759             0         26,458           1,270
  Executive Vice President and                   1998     285,010     392,528        41,087         11,000           2,041
  President -- PCC Structurals, Inc.             1997     257,509     242,143             0         12,000             848

William D. Larsson .......................       1999     266,250     205,200         7,104         23,389           2,010
  Vice President and Chief Financial             1998     233,750     283,660        19,115         10,000           2,014
  Officer                                        1997     206,256     244,569           516          7,500           1,878

Gregory M. Delaney(6) ....................       1999     202,500     172,125       100,000         13,120           4,612
  Executive Vice President and                   1998      41,026      34,872             0         10,000               0
  President -- PCC Specialty Products,
  Inc.

Steven C. Riedel(7) ......................       1999     281,250           0       500,000              0         594,902
  Senior Vice President and                      1998     348,078     421,869        30,130         55,104             570
  President -- Industrial Products
  Operations

------------------------

(1) Includes compensation deferred at the election of the executive officers under the Company's 401(k) Plan and Executive Deferred Compensation Plan. Under the Company's 401(k) Plan, officers and other employees of the Company may elect to defer a percentage of their eligible compensation (such percentage to be selected by the participant from a range established by the administrator of the Plan, but subject to limitations under the Internal Revenue Code). Beginning in calendar year 1998, the Company makes a matching contribution under the 401(k) Plan equal to 50 percent of participants' elective contributions, counting elective contributions up to 5 percent of pay.

(2) These amounts are cash awards under the bonus plans described under CASH BONUSES in the Report of the Compensation Committee on Executive Compensation.

(3) Under the Company's Executive Deferred Compensation Plan, a participant may elect to defer salary and/or bonus on an unsecured basis and may select one of three performance options: S&P 500 Index, Company Common Stock or Prime Rate Plus 2 percent. The figures shown represents earnings on amounts deferred at the election of the named executive officer under the Prime Rate Plus 2 percent option to the extent earnings exceeded 120 percent of the applicable federal long-term rate and amounts reimbursed during the fiscal year for the payment of taxes.

(4) Represents shares of Common Stock issuable upon exercise of nonstatutory stock options as described under STOCK OPTIONS in the Report of the Compensation Committee on Executive Compensation.

(5) Amounts for named executive officers represent term life insurance premiums paid by the Company, and with respect to Mr. Riedel, includes amounts paid pursuant to a severance arrangement.

(6) Joined the Company in January 1998. The amount included under Other Annual Compensation represents a payment required under the compensation arrangement with Mr. Delaney in connection with his joining the Company.

(7) Left the Company in December 1998. Joined the Company in May 1997. Other Annual Compensation includes $500,000 payable under the terms of Mr. Riedel's employment agreement.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding stock options granted to the named executive officers in fiscal 1999.

                                                                INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                              ------------------------------------------------------       VALUE AT ASSUMED
                                               NUMBER OF     PERCENT OF                                 ANNUAL RATES OF STOCK
                                              SECURITIES    TOTAL OPTIONS                               PRICE APPRECIATION FOR
                                              UNDERLYING     GRANTED TO      EXERCISE                       OPTION TERM(2)
                                                OPTIONS     EMPLOYEES IN     PRICE PER   EXPIRATION   --------------------------
NAME                                          GRANTED(1)     FISCAL YEAR       SHARE        DATE           5%           10%
--------------------------------------------  -----------  ---------------  -----------  -----------  ------------  ------------
William C. McCormick........................     117,359           21.9      $   46.25     11/04/08   $  3,413,973  $  8,650,532

Peter G. Waite..............................       7,969            1.5          46.25     11/04/08        231,818       587,395

Mark Donegan................................      26,458            4.9          46.25     11/04/08        769,663     1,950,219

William D. Larsson..........................      23,389            4.4          46.25     11/04/08        680,386     1,724,003

Gregory M. Delaney..........................      13,120            2.4          46.25     11/04/08        381,661       967,075

Steven C. Riedel(3).........................           0              0            N/A          N/A            N/A           N/A

------------------------

(1) Options are granted at an exercise price equal to fair market value at the date of grant (the closing sale price on the New York Stock Exchange on the grant date). Options become exercisable for 25 percent of the shares one year after the date of grant and for 25 percent of the shares each year thereafter. Each of the options is subject to accelerated vesting in the event of a change in control of the Company. Each of the options is subject to early termination in the event of termination of employment. Each option terminates 12 months following death, disability or retirement at normal retirement age or bona fide early retirement and six months after termination of employment for any other reason.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of five percent and ten percent from the date the options were granted over the full option term and do not represent the Company's estimate or projection of the future stock price.

(3) Left the Company in December 1998. All of Mr. Riedel's options will terminate on June 30, 1999.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table indicates (i) stock options exercised by named executive officers during fiscal 1999, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of the Company's fiscal year-end, March 28, 1999, and (iii) the value of "in-the-money" options at March 28, 1999.

                                                                                 NUMBER OF
                                                                                UNEXERCISED     VALUE OF UNEXERCISED
                                                                              OPTIONS HELD AT   IN-THE-MONEY OPTIONS
                                                      SHARES                  FISCAL YEAR-END    AT FISCAL YEAR-END
                                                    ACQUIRED ON     VALUE      (EXERCISABLE/       (EXERCISABLE/
NAME                                                 EXERCISE    REALIZED(1)   UNEXERCISABLE)    UNEXERCISABLE)(2)
--------------------------------------------------  -----------  -----------  ----------------  --------------------
William C. McCormick..............................           0    $       0     41,236/157,614      $238,518/$8,319

Peter G. Waite....................................           0            0      28,223/23,910        255,861/5,459

Mark Donegan......................................       8,479      245,778       9,298/42,180         36,188/4,140

William D. Larsson................................           0            0      18,302/35,812        151,573/3,299

Gregory M. Delaney................................           0            0       2,500/20,620                  0/0

Steven C. Riedel..................................           0            0         13,776/0(3)                 0/0

------------------------

(1) Value realized equals fair market value of the stock on the date of exercise, less the exercise price, times the number of shares acquired. Taxes must be paid by the individual on the value realized.

(2) Value of unexercised in-the-money options equals the fair market value of a share into which the option can be converted at March 28, 1999 (market price $38.3125), less exercise price, times the number of options outstanding.

(3) Left the Company in December 1998. All unexercisable options were terminated when Mr. Riedel left the Company.

RETURN TO SHAREHOLDERS PERFORMANCE GRAPH

    The following line graph provides a comparison of the annual percentage change in the Company's cumulative total shareholder return on its Common Stock to the cumulative total return of the S&P 500 Index, the S&P Aerospace Index and the S&P Diversified Manufacturing Index. The comparison assumes that $100 was invested on April 3, 1994, in the Company's Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                              PRECISION CASTPARTS
  FISCAL YEAR     S&P 500    S&P AEROSPACE   S&P DIVERSIFIED MANUFACTURING           CORP.
1994                  $100             $100                           $100                      $100
1995               $115.57          $124.62                        $116.63                   $117.68
1996               $152.67          $192.19                        $135.91                   $181.45
1997               $182.92          $219.74                        $191.49                   $232.52
1998               $270.74          $263.80                        $241.64                   $270.91
1999               $320.72          $188.09                        $318.27                   $185.23

                               MEASUREMENT PERIOD
                                (BY FISCAL YEAR)

                                                               1994        1995       1996       1997       1998       1999
                                                               -----     ---------  ---------  ---------  ---------  ---------
S&P 500...................................................         100      115.57     152.67     182.92     270.74     320.72
S&P Aerospace.............................................         100      124.62     192.19     219.74     263.80     188.09
S&P Diversified Manufacturing.............................         100      116.63     135.91     191.49     241.64     318.27
Precision Castparts Corp..................................         100      117.68     181.45     232.52     270.91     185.23

RETIREMENT PLANS

    The Company and its subsidiaries maintain eight defined benefit pension plans (the "retirement plans") including two plans covering the named executive officers. All eligible domestic employees, including executive officers and those directors who are full-time employees, receive benefits at retirement under one of the retirement plans. The retirement plan that covers named officers other than Mr. Delaney (the "Plan") and the retirement plan that covers Mr. Delaney (the "SPD Plan") are based on average monthly salary in the five consecutive years of highest compensation (exclusive of bonuses) and length of service with the Company. Employees do not contribute to the Plan, and the amount of the Company's annual contribution is based on an actuarial determination. The Plan provides that a participant's accrued benefit will become 100 percent vested upon the occurrence of a change in control of the Company and provides for disposition to participants of any surplus assets in the Plan upon termination of the Plan following a change in control of the Company.

    The Company maintains a Supplemental Executive Retirement Plan (the "SERP") that provides supplemental retirement benefits to the named executive officers. The SERP provides participating employees with a supplemental retirement benefit upon normal retirement at age 65 with 20 years of service. The supplemental retirement benefit is designed to pay a basic monthly benefit equal to 60 percent of Final Average Pay (defined as the highest three calendar years of compensation out of five consecutive years of covered employment, and including all of any bonus and all of any deferred compensation) minus both the amount of any benefit under the Plan and the Primary Social Security Benefit (as defined in the Plan). For participants retiring with between 10 and 20 years of service at age 65, the basic benefit under the SERP formula before offset is reduced by 1/20 for each year less than 20. There is a provision for an actuarially reduced early retirement benefit at or after age 55 with at least 10 years of service. For participants retiring with more than 20 years of service at age 65, the benefit is (a) the basic benefit before offset, plus (b) 0.5 percent of Final Average Pay times years of service over 20, minus (c) both the amount of any benefit under the Plan and the Primary Social Security Benefit. Service and pay can continue to accrue if retirement is deferred past age 65, but there is no actuarial increase for deferred start of benefits after age 65. The SERP provides for lump-sum payment of an accelerated vested benefit in the event of termination of employment following a change in control of the Company. Each of the named executive officers of the Company has been designated as a participant in the SERP.

    The following table shows the estimated annual benefits payable under the Company's Retirement Plan and SERP to named executive officers upon normal retirement (age 65) as of March 28, 1999. The table assumes, for purposes of calculating the SERP portion of the estimated annual benefit, that the executive officers receive an annual bonus equal to their average targeted bonuses in each year used in computing the three-year average salary at retirement. The target bonuses of the named executive officers range between 85 percent and 100 percent of base salary. Individual variations in bonus awards will result in adjustments to the SERP component of the estimated annual benefit. The amounts listed are net of an actuarially determined offset for estimated Social Security benefits.

           HIGHEST THREE-YEAR                                  BENEFIT YEARS AT RETIREMENT
          AVERAGE EARNING FOR             ----------------------------------------------------------------------
          RETIREMENT BENEFITS                 10          15          20          25          30          35
----------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------
$ 250,000...............................  $   59,000  $   96,000  $  134,000  $  140,000  $  146,000  $  152,000
  400,000...............................     104,000     164,000     224,000     234,000     244,000     254,000
  550,000...............................     149,000     231,000     314,000     327,000     341,000     355,000
  700,000...............................     194,000     299,000     404,000     421,000     439,000     456,000
  850,000...............................     239,000     366,000     494,000     515,000     536,000     557,000
 1,000,000..............................     284,000     434,000     584,000     609,000     634,000     659,000
 1,150,000..............................     329,000     501,000     674,000     702,000     731,000     760,000
 1,300,000..............................     374,000     569,000     764,000     796,000     829,000     861,000
 1,450,000..............................     419,000     636,000     854,000     890,000     926,000     962,000

    Retirement benefits are computed on an actuarial basis. The following table shows the number of credited years of service, for purposes of the benefit table above, for the officers named in the Summary Compensation Table. The compensation covered by the retirement plans is substantially equivalent to the sum of the salary and bonus amounts contained in the Summary Compensation Table.

                                                                                 CREDITED YEARS OF
NAME OF INDIVIDUAL                                                                    SERVICE
-------------------------------------------------------------------------------  -----------------
William C. McCormick...........................................................             14
Peter G. Waite.................................................................             18
Mark Donegan...................................................................             13
William D. Larsson.............................................................             19
Gregory M. Delaney.............................................................              1
Steven C. Riedel(1)............................................................            N/A

------------------------

(1) Left the Company in December 1998. Mr. Riedel did not have a sufficient number of years of service with the Company to qualify for retirement benefits.

SEVERANCE AGREEMENTS AND EMPLOYMENT AGREEMENTS

    The Company's senior executives are parties to severance agreements with the Company. The agreements generally provide for the payment upon termination of the executive's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change in control of the Company of an amount equal to three times that employee's annual salary and bonus (on an after excise-tax basis), a lump-sum pension payment based upon three additional years of service and three years of continued coverage under life, accident and health plans. Each executive is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreement). Messrs. McCormick, Waite, Donegan, Larsson and Delaney have each entered into a severance agreement.

    Mr. Delaney entered into a compensation agreement with the Company in connection with his joining the Company in January 1998. The agreement provides for lump sum cash payments of $100,000 on each of the first three anniversary dates of Mr. Delaney's employment. In the event of Mr. Delaney's voluntary resignation or termination for "cause" (as defined in the compensation agreement) during his first three years of employment, the remaining payments will be cancelled.

            PROPOSAL 2: AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

    The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company. In 1994, the Company adopted the 1994 Stock Incentive Plan (the "Plan"), reserving 1,032,078 shares of Common Stock for issuance, plus any shares that were subject to options granted under the Company's 1984 Stock Incentive Plan (the "1984 Plan") which were outstanding on May 16, 1994 and which options expired, terminated, or were cancelled under such plan after May 16, 1994. 516,039 shares were added to the shares available for grant as a result of the 3-for-2 stock split effective August 1994. As of May 1, 1999, 116,212 shares of stock had been issued under the Plan pursuant to the exercise of options, 1,263,785 shares were subject to outstanding options and 168,120 shares were available for future grants. In order to continue to attract and retain key employees, in May 1999 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 1,000,000 shares for issuance under the Plan. In February 1999, the Board of Directors adopted a stock option plan under which it can grant non-statutory stock options to employees who are not officers or directors of the Company that it believes have made or will make an important contribution to the Company or one of its subsidiaries. The additional shares approved in May 1999 will be available for grant to all qualified employees, including persons who are officers or directors of the Company.

    Approval of the foregoing amendment will also constitute reapproval of per-employee limits on the grant of stock and dollar awards under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Shareholder approval of per-employee limits is required every five years for continued compliance with regulations under Section 162(m) in order to permit the grant of stock and dollar awards that will qualify as "performance-based compensation." See TAX CONSEQUENCES.

    Certain provisions of the Plan are summarized below. The complete text of the Plan, as proposed to be amended, is attached to this proxy statement as Appendix A.

DESCRIPTION OF THE 1994 STOCK INCENTIVE PLAN

    ELIGIBILITY. Salaried key employees of the Company or any subsidiary of the Company, including employees who are officers or directors, who have substantial responsibility in the direction and management of the Company or any of its subsidiaries or divisions are eligible to participate in the Plan.

    ADMINISTRATION. The Plan is administered by the Board of Directors which determines and designates from time to time the individuals to whom awards are made under the Plan, the amount of any such award and the price and other terms and conditions of any such award. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan and (iii) that a Committee including officers of the Company shall not be permitted to grant options to persons who are officers of the Company. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to the administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan.

    SHARES AVAILABLE. The Plan permits the grants of incentive stock options, non-statutory stock options, stock appreciation rights, cash bonus rights, foreign qualified awards, restricted stock and stock bonus awards. If an option or stock appreciation right granted under the Plan expires, terminates or is canceled, or if shares sold or awarded as a bonus are forfeited to the Company or repurchased by the Company, the shares shall again become available for issuance under the Plan.

    TERM OF PLAN. The Plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

    STOCK OPTIONS. The Board of Directors determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the time or times at which the options may be exercised and whether the option is an Incentive Stock Option ("ISO"), as defined in Section 422 of the Code, or an option other than an ISO (a "Non-Statutory Stock Option" or "NSO"). If the option is an NSO, the option price may be any price determined by the Board of Directors. If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in THE WALL STREET JOURNAL on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Board of Directors. No ISO may be granted on or after the tenth anniversary of the date that the Plan was adopted by the Board of Directors. No individual may be granted options or stock appreciation rights under the 1994 Stock Incentive Plan for more than an aggregate of 100,000 shares of Common Stock in any calendar year. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. No monetary consideration is paid to the Company upon the granting of options.

    Options granted under the Plan generally continue in effect for the period fixed by the Board of Directors, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Board of Directors with respect to an NSO granted to a person who is neither an officer or a director of the Company, are nontransferable except on death of a holder or pursuant to a qualified domestic relations order. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 90 days following termination for any other reason. The Plan provides that the Board of Directors may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash which may be the proceeds of a loan from the Company, or, with the consent of the Board of Directors, in whole or in part, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits, in promissory notes, or in other forms of consideration. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

    STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Common Stock of the Company over its fair market value on the trading day preceding the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

    A SAR is exercisable only at the time or times established by the Board of Directors. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Stock of the Company valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board of Directors. The Board of Directors may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

    The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Common Stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights. No SARs have been granted under the Plan.

    STOCK BONUS AWARDS. The Board of Directors may award Common Stock of the Company as a stock bonus under the Plan. The Board of Directors may determine the recipients of the awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded.

    RESTRICTED STOCK. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Board of Directors may determine.

    CASH BONUS RIGHTS. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised or terminates in connection with the exercise of a SAR related to the option. If the shares are purchased on the exercise of an option and the optionee does not exercise a related SAR, the amount of the bonus shall be determined by multiplying the excess of the total fair market value for the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If an optionee exercises a related SAR in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the SAR by the applicable bonus percentage. The bonus percentage applicable to any bonus right is determined by the Board of Directors. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Board of Directors, at the time the stock is awarded or at such time as any restrictions to which the stock is subject lapse. Bonus rights granted in connection with restricted stock purchases entitle the recipient to a cash bonus in an amount determined by the Board of Directors, payable when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Bonus rights granted in connection with restricted stock purchased or stock bonuses terminate in the event that restricted stock is repurchased by the Company or forfeited by the holder pursuant to the restrictions. No bonus rights have been granted under the Plan.

    FOREIGN QUALIFIED GRANTS. Awards under the Plan may be granted to eligible persons residing in foreign jurisdictions. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws except that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

    CHANGES IN CAPITAL STRUCTURE. The Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In addition, the Board of Directors will make appropriate adjustments in outstanding options and SARs. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of the foregoing treatment for options and SARs, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and SARs in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and SARs shall immediately terminate.

    AMENDMENTS. The Board of Directors may at any time amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason.

    TAX CONSEQUENCES. Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will also be taxable.

    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under
Section 83(b) of the Code within 30 days after the original transfer. The Company will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares, provided the Company withholds on the income amount. On exercise of a SAR, the amount realized by the holder will, for federal tax purposes, be taxed as ordinary income, and the Company will be allowed to take a deduction for such amount. The SAR holder is subject to withholding on such income. Under current accounting principles, the Company will be required to account for the increase in value of an outstanding SAR as compensation expense (and may take a credit to compensation expense for a decrease in such value to the extent a prior expense has been recorded) over the period the SAR holder provides services to the Company. Current financial accounting principles do not require similar ongoing charges to earnings in connection with options. A participant who receives a cash bonus right under the plan will generally recognize income equal to the amount of any cash bonus paid at the time of receipt of that bonus, and the Company will generally be entitled to a deduction equal to the income recognized by the participant.

    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under applicable regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan pursuant to which it is granted meet certain requirements of the exception for performance-based compensation. One such requirement is shareholder approval at least once every five years of the per-employee limits on the number of shares as to which options may be granted each year. As discussed above under STOCK OPTIONS, the Plan limits the options or stock appreciation rights that an employee may be granted to no more than an aggregate of 100,000 shares of Common Stock in any calendar year. Other requirements of the exception for performance-based compensation are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or the stock appreciation right be not less than fair market value of the Common Stock on the date of grant. The Compensation Committee is composed of three outside directors and, thus, meets the requirements of the regulations. Assuming that future option grants are made in compliance with the above requirements, the Company believes that the options will be exempt from the $1,000,000 deduction limit.

VOTE REQUIRED FOR APPROVAL

    The proposal to approve the amendment to the Plan must be approved by the holders of at least a majority of the votes cast, provided that the total vote cast on this proposal represents a majority of the outstanding shares of Common Stock entitled to vote on the matter at the annual meeting. Broker nonvotes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote.

           PROPOSAL 3: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

    PricewaterhouseCoopers LLP audited the Company's financial statements for the year ended March 28, 1999 and has been appointed to act as auditors of the Company's financial statements for the fiscal year ending April 2, 2000. The Board of Directors is submitting this selection for ratification by the shareholders. Representatives of PricewaterhouseCoopers will be at the meeting, will be able to make a statement if they wish and will be available to answer your questions.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The Company's outstanding voting securities at the close of business on June 4, 1999, consisted of 24,480,540 shares of common stock, without par value ("Common Stock"), each of which is entitled to one vote on all matters to be presented at the meeting. Only shareholders of record at the close of business on June 4, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof. The Common Stock does not have cumulative voting rights.

    The following table shows information about each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock in April 1999.

                                                                                  NUMBER OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                            SHARES OWNED    OUTSTANDING SHARES
------------------------------------------------------------------------------  -------------  ---------------------
INVESCO P.C. .................................................................     3,088,682              12.6
  111 Devonshire Square
  London EC 2M 4YR

Wellington Management Company.................................................     1,960,000               8.0
  75 State Street
  Boston, MA 02109

State Farm Mutual Automobile Insurance Company................................     1,531,000               6.3
  One State Farm Plaza
  Bloomington, IL 61710

                 BOARD COMPENSATION, ATTENDANCE AND COMMITTEES

    In fiscal 1999, the Company's Board of Directors met in person four times and via telephone conference call one time. The Company's directors, other than full-time employees, are paid an annual retainer of $24,000, plus $1,500 for each Board meeting attended, $1,000 for each telephonic board meeting attended and $1,500 for each committee meeting attended. Nonemployee directors are also eligible to receive a per diem of up to $1,000 in the event the director is requested to perform additional service beyond that normally expected of directors. Each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of which he was a member.

    Any director who is not an employee of the Company and has not, within two years, been an employee of the Company ("Nonemployee Director") is eligible to receive options under the 1987 Non-Employee Directors' Stock Option Plan ("Directors' Plan"). The option price for all options granted under the Directors' Plan will be the fair market value of the Common Stock on the date the option is granted. On the date of each annual meeting of shareholders, each new Nonemployee Director will automatically be granted an option to purchase 1,000 shares of Common Stock at the time of his or her initial election to the Board. Each Nonemployee Director who is re-elected at such meeting or who continues in office, serving a term for which such director was previously elected, will also automatically be granted an option to purchase 1,000 shares of Common Stock. On the date of the 1998 Annual Meeting of Shareholders, Messrs. DuCray, Bridenbaugh, Graber, Marvin, Oechsle and Rothmeier each were automatically granted an option for 1,000 shares of Common Stock at an exercise price of $44.50 per share under the Directors' Plan. All options have a 10-year term from the date of grant. Each option becomes exercisable for 25 percent of the number of shares covered by the option at the end of each of the first four years of the option term. Options may be exercised only while the optionee is a director of the Company, within one month after the date the optionee terminates service as a director or within one year after the optionee's death, disability or retirement under the Company's policy requiring retirement of directors. Options become fully exercisable upon normal retirement or in the event a director resigns or is removed within 12 months of a change in control of the Company.

    The Board of Directors has five standing committees. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of corporate officers and the granting of stock options. See "Report of the Compensation Committee on Executive Compensation," above. Its members are Messrs. Rothmeier, Graber and Oechsle. The Nominating Committee makes recommendations to the Board of Directors concerning nominees to the Board of Directors. Its members are Messrs. Bridenbaugh, Rothmeier and McCormick. The Executive Committee has authority to exercise the power of the Board of Directors, with certain exceptions, between meetings of the Board of Directors. Its members are Messrs. McCormick, Rothmeier, Graber and Bridenbaugh. The Audit Committee meets with management, internal auditors and the Company's independent public accountants, who have access to the Audit Committee with and without the presence of management representatives. The Audit Committee is composed of Messrs. DuCray, Graber and Oechsle. The Environmental Committee meets with the Company's environmental managers to monitor and advise on environmental matters concerning the Company. The Environmental Committee is composed of Mr. Marvin and Bridenbaugh. The Compensation Committee met three times separate from Board meetings, the Audit Committee met two times and the Environmental Committee met four times in fiscal 1999. The Nominating Committee and the Executive Committee did not hold meetings separate from Board meetings in fiscal 1999. Shareholders who wish to submit names to the Nominating Committee for consideration should do so in writing between May 19, 2000, and June 13, 2000, addressed to the Nominating Committee, c/o Corporate Secretary, Precision Castparts Corp., 4650 SW Macadam, Suite 440, Portland, Oregon 97201, setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company beneficially owned by the shareholder.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who own more than 10 percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission. To the Company's knowledge, based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended March 28, 1999, each of its executive officers, directors and persons who own more than 10 percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.

                                 ANNUAL REPORT

    We have included a copy of the Company's 1999 Annual Report with this statement.

                        METHOD AND COST OF SOLICITATION

    The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, the Company's employees may request the return of proxies in person or by telephone. We have hired Morrow & Co., Inc. to help with annual meeting procedures and to solicit proxies for a fee of $7,500. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

                             SHAREHOLDER PROPOSALS

    Shareholders wishing to present proposals for action at an annual meeting must do so in accordance with the Company's Bylaws. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive office of the Company, not less than 50 days nor more than 75 days prior to that year's annual meeting; provided, however, that in the event less than 65 days' notice or prior public disclosure of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the 15th day following the date on which such notice of the annual meeting was mailed or such public disclosure was made, whichever first occurs. For purposes of the Company's 2000 Annual Meeting, such notice, to be timely, must be received by the Company between May 19, 2000 and June 13, 2000. In addition, SEC rules require that any shareholder proposal that you wish to be considered for inclusion in next year's annual meeting proxy material, be received at our principal office by February 29, 2000. Our mailing address is 4650 SW Macadam, Suite 440, Portland, Oregon 97201.

    Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope.

                                          Ruth A. Beyer
                                          SECRETARY

Portland, Oregon
June 28, 1999

                         PRECISION CASTPARTS CORP.
                PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD WEDNESDAY, AUGUST 4, 1999

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned, revoking all prior proxies, hereby appoints William
C. McCormick and William D. Larsson, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Precision Castparts Corp. (the "Company") to be held on Wednesday, August 4, 1999, or at any adjournment thereof, all shares of the undersigned in the Company. The proxies are instructed to vote as follows:





           (Continued, and to be signed and dated on the reverse side.)

1. Election of Directors

Nominees:   Dean T. DuCray (3-year term), Don R. Graber (3-year term),
Byron O. Pond, Jr. (3-year term), J. Frank Travis (2-year term).
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

2. AMENDMENT OF THE COMPANY'S 1994 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

         For                  Against                 Abstain
         / /                    / /                     / /

3. PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

         For                  Against                 Abstain
         / /                    / /                     / /

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR each of the nominees and FOR the Proposals.

The shares represented by this proxy will be voted in accordance with the instructions given.

UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE NOMINEES, FOR THE PROPOSALS AND ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

                                              PLEASE CHECK HERE IF YOU PLAN  / /
                                              TO ATTEND THE MEETING IN PERSON






Please sign exactly as your name appears on this card. Persons signing as executor, administrator, trustee, custodian or in any other official or representative capacity should sign their full title.


Date                                        , 1999
     --------------------------------------

Signature(s)
             -------------------------------------

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.    / /

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY.